UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2016 (June 11, 2016)

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2016, Microsoft Corporation, a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LinkedIn Corporation, a Delaware corporation (“LinkedIn”) and Liberty Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into LinkedIn (the “Merger”), with LinkedIn surviving the Merger as a wholly owned subsidiary of the Company. The boards of directors of the Company and LinkedIn unanimously approved the Merger Agreement.

At the effective time of the Merger, each share of LinkedIn Class A common stock and Class B common stock issued and outstanding immediately prior to the effective time (other than shares (i) owned by the Company or its subsidiaries, (ii) held in treasury by LinkedIn or (iii) owned by LinkedIn stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $196.00 in cash, without interest.

Consummation of the Merger is subject to customary conditions, including without limitation (i) the approval by the holders of at least a majority of the voting power of the outstanding shares of LinkedIn’s common stock entitled to vote on the Merger and (ii) regulatory approvals. Closing is not subject to any financing condition or a vote of the Company’s stockholders.

Under the Merger Agreement, LinkedIn may not solicit competing proposals or, subject to exceptions that permit its board of directors to take actions required by their fiduciary duties, participate in any discussions or negotiations regarding alternative business combination transactions.

The Merger Agreement contains certain termination rights for the Company and LinkedIn. Upon termination of the Merger Agreement under specified circumstances, LinkedIn will be required to pay the Company a termination fee of $725.0 million.

The Merger Agreement contains customary representations, warranties and covenants by the Company, Merger Sub and LinkedIn, including covenants regarding operation of the business of LinkedIn and its subsidiaries prior to the closing.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial or other information about the Company, LinkedIn or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to important qualifications and limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. The Company’s and LinkedIn’s investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, LinkedIn or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and LinkedIn.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On and after June 13, 2016, representatives the Company will present the information described in the slides attached hereto to various investors.

The presentation will include the slides attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

A copy of the joint press release announcing, among other things, the execution of the Merger Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 11, 2016, by and among the Company, Merger Sub and LinkedIn (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of LinkedIn filed with the Securities and Exchange Commission on June 13, 2016).
99.1	Investor Presentation
99.2	Joint Press Release, dated June 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: June 13, 2016	/s/ John A. Seethoff
John A. Seethoff
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 11, 2016, by and among the Company, Merger Sub and LinkedIn (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of LinkedIn filed with the Securities and Exchange Commission on June 13, 2016).
99.1	Investor Presentation
99.2	Joint Press Release, dated June 13, 2016